EXHIBIT 99.1


                          ARONEX PHARMACEUTICALS, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN


1.       PURPOSE.

         (a) The purpose of the Aronex Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Aronex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and its "Affiliates" (as defined in subparagraph 1(b)), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration of the Plan to a committee, as provided in Subparagraph 2(c). Whether or not the Board has delegated administration of the Plan to a committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                    (i) to  determine  when and how rights to purchase  stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical);

                    (ii) to designate from time to time which  Affiliates of the
               Company shall be eligible to participate in the Plan;

                    (iii) to construe and interpret the Plan and rights  granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

                    (iv) to amend the Plan as provided in paragraph 13; and

                    (v) generally, to exercise such powers and to perform such acts as the Board deems necessary, or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration of the Plan is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administrative duties of the Plan.



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3.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two hundred fifty thousand (250,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       GRANT OF RIGHTS; OFFERING.

         The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices) will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.       ELIGIBILITY.

         (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least 20 hours per week, and at least five
(5) months per calendar year.

         (b) The Board or the Committee may provide that, each person who, during the course of an Offering first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering, which coincides with the day on which such person becomes an eligible employee occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

                    (i) the date on which  such  right is  granted  shall be the
               "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

                    (ii) the  Offering  Period for such right shall begin on its
               Offering Date and end simultaneously with the end of such Offering; and

                    (iii) the Board or the  Committee  may provide  that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

          (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of an Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.



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         (d) An eligible  employee may be granted  rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

         (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.       RIGHTS; PURCHASE PRICE.

         (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than 12 months after the Offering Date (the "Offering Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one
"Purchase Date" (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

         (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

                    (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

                    (ii) an amount  equal to  eighty-five  percent  (85%) of the fair market value of the stock on the Purchase Date.

7.       PARTICIPATION; WITHDRAWAL; TERMINATION.

         (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's "Earnings" (as hereinafter defined) during the Offering Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce, increase or begin such payroll deductions after the beginning of any Offering Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering Period.

          (b) At any time during an Offering Period, a participant may terminate his or her payroll deductions under the Plan and may withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering Period except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such


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participant all of his or her  accumulated  payroll  deductions  (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

         (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

         (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

8.       EXERCISE.

         (a) On each Purchase Date, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan in which the participant enrolled, unless (i) the participant withdraws from such next Offering under the Plan in which the participant is enrolled,
(ii) such participant withdraws from such next Offering, as provided in subparagraph 7(b), or (iii) the participant is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase a whole share of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

         (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on a Purchase Date of any Offering hereunder the Plan is not so registered, no rights granted under such Offering shall be exercised on said Purchase Date and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Purchase Date shall not be delayed more than two (2) months and the Purchase Date shall in no event be more than 12 months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under such Offering shall be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.       COVENANTS OF THE COMPANY.

         (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.      RIGHTS AS A STOCKHOLDER.

         A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

         (b) In the event of: (1) a dissolution  or  liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.      AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

                    (i) increase the number of shares  reserved for rights under the Plan;

                    (ii) modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

                    (iii) modify the Plan in any way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

         (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

14.      DESIGNATION OF BENEFICIARY.

         (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to a purchase under the Offering but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the end of an Offering.

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         (b) Such  designation of beneficiary  may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2006. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

                          ARONEX PHARMACEUTICALS, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                   FORM OF ENROLLMENT/CHANGE/WITHDRAWAL NOTICE
              (Please type or use ballpoint pen and print clearly)


I.       ENROLLMENT AND PAYROLL DEDUCTION PERCENTAGE

II.      CHANGE IN PAYROLL DEDUCTION PERCENTAGE

III.     ELECTION TO WITHDRAW


EMPLOYEE DATA:

Shares purchased under Aronex Pharmaceuticals, Inc. (the "Company") 1997 Employee Stock Purchase Plan (the "Plan") will be registered as shown below.

Name:
     -------------------------------------------------------------------------
                           Last             First             M.I.

Address:
     -------------------------------------------------------------------------
         Street               City            State or Country        Zip

         Social Security No. ____________________  Date of Hire _______________

              SECTION I - ENROLLMENT & PAYROLL DEDUCTION PERCENTAGE

|_| I wish to participate in the Plan and offerings thereunder and hereby authorize payroll deductions as indicated below.

         Percentage of base pay to be deducted:

               |_|      |_|      |_|     |_|      |_|      |_|      |_|
                1%       2%       3%      4%       5%       6%       7%

               |_|      |_|      |_|     |_|      |_|      |_|      |_|    |_|
                8%       9%      10%     11%      12%      13%      14%    15%

         I understand that deductions will begin as soon as permitted under the Plan and the applicable Offering and that my participation in the Plan will continue as set forth in any applicable Offering under the Plan until such time as I elect to withdraw from the Plan.

         In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:



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Name:  (Please Print)
                     ---------------------------------------------------------
                           rst)              (Middle)               (Last)


       Relationship:
                    ---------------------------------------------------------

                    --------------------------------------------------------
                                                                   (Address)

               SECTION II - CHANGE IN PAYROLL DEDUCTION PERCENTAGE

|_| I wish to change my current payroll deduction percentage to the following indicated percentage:

         |_|      |_|      |_|     |_|      |_|      |_|      |_|      |_|
          0%       1%       2%      3%       4%       5%       6%       7%

         |_|      |_|      |_|     |_|      |_|      |_|      |_|      |_|
          8%       9%      10%     11%      12%      13%      14%      15%

                  SECTION III - ELECTION TO WITHDRAW FROM PLAN

|_| I wish to stop my payroll deductions and to withdraw from the Plan effective immediately.

         I understand that all of my accumulated deductions (reduced to the extent such deductions have been used to acquire stock) will be distributed to me without interest. I understand that I must complete a new enrollment form to rejoin the Plan and that I may only rejoin the Plan at the beginning of the next Offering.

         I hereby authorize the Company to enroll me in the Plan, to make regular deductions in the amount indicated above, and to purchase shares for me. If I have elected to withdraw from the Plan, I authorize the Company to distribute my accumulated deductions to me. Any authorization for payroll deductions will continue until cancelled or changed by me on a form prescribed by the Company. Deductions will cease upon the termination of my employment or termination of the Plan or if I have elected to withdraw from the Plan. I agree to be bound by the terms and provisions of the Plan, as described in the official text of the Plan, and any applicable Offering document.


---------------------------------------         -------------------------------
Signature of Employee                           Date